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                                                                 Exhibit 3.106

                          [STATE OF CALIFORNIA LOGO]



                               SECRETARY OF STATE


                               CORPORATE DIVISION

        I, BILL JONES, Secretary of State of the State of California, hereby certify:

        That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                     IN WITNESS WHEREOF, I execute
                                         this certificate and affix the Great
                                         Seal of the State of California this

                                                     APR 29 1996
                                         ------------------------------------


[STATE OF CALIFORNIA SEAL]                           Bill Jones
                                                 Secretary of State



Sec/State Form CE-107 (rev. 5/95)
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                                                                Exhibit 3.106

                        CERTIFICATE OF AMENDMENT OF THE

                           ARTICLES OF INCORPORATION

                                       OF

                          GOLDEN GATE DISPOSAL COMPANY


            MICHAEL J. SANGIACOMO and ROXANNE L. FRYE certify that:

        1. They are the president and the secretary, respectively, of Golden Gate Disposal Company, a California corporation;

        2. The Article I of the articles of incorporation of this corporation is amended to read in its entirety as follows:

           The name of this corporation is "Golden Gate Disposal & Recycling Company."

        3. The foregoing amendment to the Articles of Incorporation has been duly approved by the board of directors.

        4. The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 3,120. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 10, 1996

                                                /s/ Michael J. Sangiacomo
                                                --------------------------------
                                                Michael J. Sangiacomo, President


                                                /s/ Roxanne L. Frye
                                                --------------------------------
                                                Roxanne L. Frye, Secretary